Exhibit 99.1

         Sound Federal Bancorp, Inc. to Speak to a Group of Investors


    WHITE PLAINS, N.Y., Nov. 28 /PRNewswire-FirstCall/ -- Sound Federal Bancorp, Inc. (Nasdaq: SFFS) (the "Company"), management will be making investor presentations on Monday, December 1, 2003 in Boston, Massachusetts. The presentation will focus on the Company's financial performance, and the Company's strategic operating objectives.

    The presentation will be available on the Company's website, www.soundfed.com, simultaneously with the presentation, and will remain available through January 15, 2004.

    The Company is the holding company for Sound Federal Savings (the "Bank"). The Bank is a federally chartered stock savings bank offering traditional financial services and products through its branches in New York in Mamaroneck, Harrison, Rye Brook, Peekskill, Yorktown, New Rochelle, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich and Stamford.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from Management's current expectations. Among others, these risks and uncertainties include changes in general economic conditions, changes in policies by regulatory agencies, hostilities involving the United States, fluctuations in interest rates, demand for loans in the Company's market area, changes in the quality or composition of the Company's loan and investment portfolios, changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting our operations, markets and products. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update these forward-looking statements.

SOURCE  Sound Federal Bancorp, Inc.
    -0-                             11/28/2003
    /CONTACT: Anthony J. Fabiano, Senior Vice President, Chief Financial Officer and Corporate Secretary of Sound Federal Bancorp, Inc.,
+1-914-761-3636/
    /Web site:  http://www.soundfed.com /
    (SFFS)

CO:  Sound Federal Bancorp, Inc.
ST:  White Plains, New York
IN:  FIN
SU: